EXHIBIT 99.1
GoPro Announces Fourth Quarter and Full Year 2017 Results
Sell-Through Increases Following Pricing Initiatives
2017 Operating Expenses Down 34% YoY
$247 Million in Cash at Year End 2017 - Up $50 Million From Q3
Expands ‘Plus’ Subscription Benefits at Same $4.99 Monthly Price — 130,000 Subscribers and Growing

SAN MATEO, Calif., February 1, 2018 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its fourth quarter and full year ended December 31, 2017. The Company recorded full year 2017 revenue of $1.18 billion, flat year-over-year. Operating expenses decreased by more than 30% year-over-year. The Company ended the year with $247 million in cash and marketable securities - up $50 million from the third quarter.
“The fourth quarter demonstrated there is significant demand for GoPro products at the right price,” said GoPro founder and CEO Nicholas Woodman. “Our opportunity in 2018 is to marry consumer demand for GoPro with new, higher margin cameras launching in the second half that will appeal to existing and new consumers. We are also focused on growing GoPro’s subscription service, Plus, and launching new initiatives as subscription becomes an increasingly important focus for our business.”
Recent GoPro Highlights:

•
GoPro reduced GAAP operating expenses to $548 million in 2017, down 34% year-over-year. Non-GAAP operating expenses were down 33% year-over-year to $476 million. In 2018, GoPro is targeting non-GAAP operating expenses below $400 million — a cumulative reduction of more than $300 million since 2016.

•
GoPro strengthened its balance sheet, generating $81 million in cash since March 31st, excluding the net proceeds from its convertible debt offering in April, ending the year with $247 million in cash and marketable securities.

•
GAAP net loss for the year was approximately $183 million, or $1.32 per share, compared to a net loss of $419 million in 2016, or $3.01 per share. GAAP net loss for the fourth quarter 2017 was $56 million. Non-GAAP net loss for the year, and for the fourth quarter of 2017, was $96 million and $41 million, respectively.

•	For the fourth straight year, GoPro’s portfolio captured more than 80% of the Action Camera category by unit volume in the U.S. in 2017, according to The NPD Group’s Retail Tracking Service.

•	In Europe, GoPro held 69% and 44% of the Action Camera category by dollar and unit volume, respectively, in 2017, according to GfK.

•	In China, unit sales grew by 28% year-over-year in 2017, marking 2 years of consecutive sell-through growth, according to GfK.

•	In Japan, unit sales grew by 96% year-over-year in 2017, marking 2 years of consecutive growth with sell-through doubling each year since 2015, according to GfK.

•	GoPro’s 360-degree camera, Fusion, launched at over 1,000 Best Buy stores and B&H Photo, building on initial success at gopro.com.

•	Fusion earned a 2018 Edison Award in the Media, Visual Communications & Entertainment Category in February.

•	GoPro gained more than 4.8 million new social media followers in 2017, growing its total following to 35 million across all platforms, a 16% increase.

•	Instagram followers increased by 26% year-over-year in 2017, with the addition of 3 million followers, reaching a total of 15 million.

•
GoPro content was viewed ~700 million times on social media platforms in 2017, up more than 25% year-over-year. GoPro content on YouTube saw a 93% increase in median organic viewership per video in 2017.

•	The Quik Mobile Video Editing App was installed 38 million times since it launched in 2016. Quik App installs grew 120% year-over-year in 2017.

•
‘Plus’ subscription service has 130,000 paying subscribers worldwide. In January 2018, GoPro expanded subscription benefits for Plus subscribers, including replacement for damaged cameras, mobile cloud backup, and greater storage capacity. This is the first of several subscription initiatives planned for Plus subscribers in 2018.

Results Summary:

	Three Months Ended December 31,			Year Ended December 31,
($ in thousands, except per share amounts)	2017	2016	% Change	2017	2016	% Change

Revenue	$334,796	$540,621	(38.1)%	$1,179,741	$1,185,481	(0.5)%
Gross margin
GAAP	23.8%	39.2%	(1,540) bps	32.6%	39.0%	(640) bps
Non-GAAP	24.8%	39.5%	(1,470) bps	33.3%	39.3%	(600) bps
Operating income (loss)
GAAP	$(58,311)	$(26,568)	(119.5)%	$(163,460)	$(372,969)	56.2%
Non-GAAP	$(37,427)	$31,639	(218.3)%	$(82,922)	$(243,007)	65.9%
Net income (loss)
GAAP	$(55,848)	$(115,709)	51.7%	$(182,873)	$(419,003)	56.4%
Non-GAAP	$(41,319)	$42,367	(197.5)%	$(95,867)	$(201,247)	52.4%
Diluted net income (loss) per share
GAAP	$(0.41)	$(0.82)	50.0%	$(1.32)	$(3.01)	56.1%
Non-GAAP	$(0.30)	$0.29	(203.4)%	$(0.69)	$(1.44)	52.1%
Adjusted EBITDA	$(26,544)	$44,343	(159.9)%	$(31,368)	$(192,807)	83.7%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 271-8595 or (719) 325-2484, access code 2807712, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. A recording of the webcast will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro makes it easy for people to celebrate and share experiences. We believe life is more meaningful when shared. We build cameras, software and accessories that help the world share itself in immersive and exciting ways.
GoPro, HERO, Quik, QuikStories and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries. All other trademarks are the property of their respective owners. For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's The Inside Line.

GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro's investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs, non-cash interest expense and the tax impact of these items. A reconciliation to 2018 target GAAP gross margin and operating expenses have not been provided because doing so would require an unreasonable effort due to the unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements in this press release include, but are not limited to, expectations regarding our business outlook for 2018. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including our 2018 roadmap for new hardware and software products and major new software features) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue; the effect of a decrease in the sales or change in sales mix of these products; the effect of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending and demand for our products; any inability to anticipate consumer preferences and successfully develop and market desirable products; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission and as supplemented by Item 1A Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Twelve months ended
(in thousands, except per share data)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Revenue	$334,796	$540,621	$1,179,741	$1,185,481
Cost of revenue	255,010	328,486	795,211	723,561
Gross profit	79,786	212,135	384,530	461,920

Operating expenses:
Research and development	52,504	92,728	229,265	358,902
Sales and marketing	65,425	112,716	236,581	368,620
General and administrative	20,168	33,259	82,144	107,367
Total operating expenses	138,097	238,703	547,990	834,889
Operating loss	(58,311)	(26,568)	(163,460)	(372,969)
Other income (expense):
Interest expense	(4,508)	(1,177)	(13,660)	(2,992)
Other income, net	28	(573)	733	787
Total other expense, net	(4,480)	(1,750)	(12,927)	(2,205)
Loss before income taxes	(62,791)	(28,318)	(176,387)	(375,174)
Income tax expense (benefit)	(6,943)	87,391	6,486	43,829
Net loss	$(55,848)	$(115,709)	$(182,873)	$(419,003)

Net loss per share:
Basic	$(0.41)	$(0.82)	$(1.32)	$(3.01)
Diluted	$(0.41)	$(0.82)	$(1.32)	$(3.01)

Weighted-average shares used to compute net loss per share:
Basic	136,886	141,063	138,056	139,425
Diluted	136,886	141,063	138,056	139,425

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$202,504	$192,114
Marketable securities	44,886	25,839
Accounts receivable, net	112,935	164,553
Inventory	150,551	167,192
Prepaid expenses and other current assets	62,811	38,115
Total current assets	573,687	587,813
Property and equipment, net	68,587	76,509
Intangible assets, net and goodwill	170,958	179,989
Other long-term assets	37,014	78,329
Total assets	$850,246	$922,640

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$138,257	$205,028
Accrued liabilities	213,030	211,323
Deferred revenue	19,244	14,388
Total current liabilities	370,531	430,739
Long-term debt	130,048	—
Other long-term liabilities	50,962	44,956
Total liabilities	551,541	475,695

Stockholders’ equity:
Common stock and additional paid-in capital	854,452	757,226
Treasury stock, at cost	(113,613)	(35,613)
Accumulated deficit	(442,134)	(274,668)
Total stockholders’ equity	298,705	446,945
Total liabilities and stockholders’ equity	$850,246	$922,640

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Twelve months ended
(in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Operating activities:
Net loss	$(55,848)	$(115,709)	$(182,873)	$(419,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,218	11,100	41,478	41,640
Stock-based compensation	15,020	17,926	51,255	69,527
Excess tax benefit from stock-based compensation	—	(1,089)	—	(3,463)
Deferred income taxes	(709)	59,524	(2,527)	38,568
Non-cash restructuring charges	3,456	17,601	7,315	17,601
Impairment of intangible assets	—	1,088	—	7,088
Non-cash interest expense	1,979	—	5,345	—
Other	203	2,820	4,094	7,574
Net changes in operating assets and liabilities	83,671	19,435	39,060	132,715
Net cash provided by (used in) operating activities	56,990	12,696	(36,853)	(107,753)

Investing activities:
Purchases of property and equipment, net	(5,748)	(17,111)	(24,061)	(43,627)
Purchases of marketable securities	(20,400)	—	(52,318)	—
Maturities of marketable securities	7,499	26,694	21,659	119,918
Sale of marketable securities	—	40,557	11,623	47,348
Acquisitions, net of cash acquired	—	—	—	(104,353)
Net cash provided by (used in) investing activities	(18,649)	50,140	(43,097)	19,286

Financing activities:
Proceeds from issuance of common stock	128	3,462	9,751	9,664
Taxes paid related to net share settlement of equity awards	(840)	(6,029)	(12,118)	(6,889)
Proceeds from issuance of convertible senior notes	—	—	175,000	—
Prepayment of forward stock repurchase transaction	—	—	(78,000)	—
Excess tax benefit from stock-based compensation	—	1,089	—	3,463
Payment of deferred acquisition-related consideration	1	—	(75)	(950)
Payment of credit facility issuance costs	(1)	(46)	(5,964)	(3,333)
Net cash provided by (used in) financing activities	(712)	(1,524)	88,594	1,955
Effect of exchange rate changes on cash and cash equivalents	259	(775)	1,746	(1,046)
Net increase (decrease) in cash and cash equivalents	37,888	60,537	10,390	(87,558)
Cash and cash equivalents at beginning of period	164,616	131,577	192,114	279,672
Cash and cash equivalents at end of period	$202,504	$192,114	$202,504	$192,114

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. We believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring costs which primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016 and the first quarter of 2017. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance.

•
non-GAAP net income (loss) exclude acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
non-GAAP net income (loss) exclude non-cash interest expense. In connection with issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash.

•
non-GAAP net income (loss) include income tax adjustments. Beginning in the first quarter of 2017, we implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above.

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended		Twelve months ended
(in thousands, except per share data)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP net loss	$(55,848)	$(115,709)	$(182,873)	$(419,003)
Stock-based compensation:
Cost of revenue	580	421	1,935	1,616
Research and development	7,924	10,230	24,963	31,365
Sales and marketing	3,203	3,184	10,498	13,883
General and administrative	3,313	4,091	13,859	22,663
Total stock-based compensation	15,020	17,926	51,255	69,527

Acquisition-related costs:
Cost of revenue	2,360	1,093	5,985	1,759
Research and development	—	2,581	3,028	14,439
Sales and marketing	—	—	—	22
General and administrative	—	26	(22)	1,126
Total acquisition-related costs	2,360	3,700	8,991	17,346

Restructuring costs:
Cost of revenue	176	133	634	497
Research and development	1,686	14,542	10,092	17,197
Sales and marketing	1,087	9,386	7,047	12,064
General and administrative	555	12,520	2,519	13,331
Total restructuring costs	3,504	36,581	20,292	43,089

Non-cash interest expense	1,979	—	5,345	—
Income tax adjustments	(8,334)	99,869	1,123	87,794
Non-GAAP net income (loss)	$(41,319)	$42,367	$(95,867)	$(201,247)

GAAP shares for diluted net loss per share	136,886	141,063	138,056	139,425
Add: dilutive shares	—	5,198	—	—
Non-GAAP shares for diluted net income (loss) per share	136,886	146,261	138,056	139,425

Non-GAAP diluted net income (loss) per share	$(0.30)	$0.29	$(0.69)	$(1.44)

	Three months ended		Twelve months ended
(dollars in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP gross profit	$79,786	$212,135	$384,530	$461,920
Stock-based compensation	580	421	1,935	1,616
Acquisition-related costs	2,360	1,093	5,985	1,759
Restructuring costs	176	133	634	497
Non-GAAP gross profit	$82,902	$213,782	$393,084	$465,792

GAAP gross profit as a % of revenue	23.8%	39.2%	32.6%	39.0%
Stock-based compensation	0.2	0.1	0.2	0.1
Acquisition-related costs	0.7	0.2	0.5	0.2
Restructuring costs	0.1	—	—	—
Non-GAAP gross profit as a % of revenue	24.8%	39.5%	33.3%	39.3%

GAAP operating expenses	$138,097	$238,703	$547,990	$834,889
Stock-based compensation	(14,440)	(17,505)	(49,320)	(67,911)
Acquisition-related costs	—	(2,607)	(3,006)	(15,587)
Restructuring costs	(3,328)	(36,448)	(19,658)	(42,592)
Non-GAAP operating expenses	$120,329	$182,143	$476,006	$708,799

GAAP operating loss	$(58,311)	$(26,568)	$(163,460)	$(372,969)
Stock-based compensation	15,020	17,926	51,255	69,527
Acquisition-related costs	2,360	3,700	8,991	17,346
Restructuring costs	3,504	36,581	20,292	43,089
Non-GAAP operating income (loss)	$(37,427)	$31,639	$(82,922)	$(243,007)

	Three months ended		Twelve months ended
(in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP net loss	$(55,848)	$(115,709)	$(182,873)	$(419,003)
Income tax expense (benefit)	(6,943)	87,391	6,486	43,829
Interest expense, net	4,163	1,022	12,804	1,401
Depreciation and amortization	9,218	11,100	41,478	41,639
POP display amortization	4,342	4,944	19,190	19,623
Stock-based compensation	15,020	17,926	51,255	69,527
Impairment of intangible assets	—	1,088	—	7,088
Restructuring costs	3,504	36,581	20,292	43,089
Adjusted EBITDA	$(26,544)	$44,343	$(31,368)	$(192,807)

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Investor Contact
(855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
Jeff Brown (650) 332-7600 x 9997